                                                                   EXHIBIT 10.10


                              SILICON VALLEY BANK
                              AMENDMENT TO LOAN AND
                               SECURITY AGREEMENT

BORROWER:            QLOGIC CORPORATION
ADDRESS:             3545 HARBOR BOULEVARD, P.O. BOX 5001
                     COSTA MESA, CALIFORNIA  92628

DATED AS OF: JULY 6, 1997

           THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

           The parties agree to amend the Loan and Security Agreement between them, dated March 31, 1994, as amended by that Amendment to Loan and Security Agreement dated July 10, 1995 and as amended by that Amendment to Loan and Security Agreement dated July 5, 1996 (as so amended and as otherwise amended from time to time, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

           1. AMENDED SCHEDULE. The Schedule to the Loan and Security Agreement is amended effective on the date hereof, to read as set forth on the Amended Schedule to Loan and Security Agreement attached hereto.

           2. MODIFIED SECTION 2.2A. If Borrower consummates an Additional Equity Transaction (as defined below) on and after the date hereof, section 2.2A of the Loan Agreement shall be deemed deleted, and all references in the Loan Agreement to the Section 2.2A Condition shall be deemed of no force and effect. "Additional Equity Transaction" means an equity financing transaction by the Borrower from which it has received at least $20,000,000 in net proceeds.

           3. SECURITY INTEREST REFERENCES IN LOAN AGREEMENT; ETC. Upon the consummation of the Additional Equity Transaction, and only upon the consummation of the Additional Equity Transaction, Borrower and

           Silicon hereby agree that all references to the security interest or lien of Silicon in the Collateral and related provisions are hereby deleted. Further, it is understood that Silicon shall not be required to be named as loss payee on the Borrower's insurance policies, nor are insurance payments relating to the Collateral required to be forwarded to Silicon for payment of the Obligations. Further, references in the Loan Agreement to remedies of Silicon on and after an Event of Default that depend upon the existence of a security interest in the Collateral in favor of Silicon at or prior to the occurrence of an Event of Default are considered deleted, provided, however, nothing herein affects or diminishes the rights of Silicon otherwise available as set forth in the Loan Agreement or as available under law.

           4. FACILITY FEE. Borrower shall pay to Silicon concurrently herewith a facility fee of $37,500, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

           5. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.


           6. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

   BORROWER:                                  SILICON:

   QLOGIC CORPORATION                         SILICON VALLEY BANK


   BY /s/ TOM ANDERSON                        BY /s/ MICHAEL QUAIN
     ----------------------------------          ------------------------------
           PRESIDENT OR VICE PRESIDENT        TITLE VICE PRESIDENT

   BY /s/ MICHAEL MANNING
      ---------------------------------
           SECRETARY OR ASS'T SECRETARY

                             SILICON LOAN DOCUMENTS


     SCHEDULE TO LOAN AND SECURITY AGREEMENT  -.S.

SILICON VALLEY BANK

                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:            QLOGIC CORPORATION
ADDRESS:             3545 HARBOR BOULEVARD, P.O. BOX 5001
                     COSTA MESA, CALIFORNIA  92628

DATED AS OF:         JULY 6, 1997
CREDIT LIMIT
(Section 1.1):                  PRIOR TO THE CONSUMMATION OF THE ADDITIONAL
                                EQUITY TRANSACTION (AS DEFINED IN PARAGRAPH 5 OF
                                SECTION 4.1 BELOW):

                                An amount not to exceed the lesser of:

                                (i) $7,500,000 at any one time outstanding; OR

                                (ii) 80% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing;

                                Provided, however, that the minimum amount of a Loan shall be $100,000;

                                "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                                Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

                                ON AND AFTER THE CONSUMMATION OF THE ADDITIONAL EQUITY TRANSACTION:

                                An amount not to exceed $7,500,000;

                                Provided, however, that the minimum amount of a Loan shall be $100,000;

LETTER OF CREDIT SUBLIMIT       Silicon, in its reasonable discretion, will from
                                time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed
                                $3,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it
                                Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation").
                                Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation.

                                The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

INTEREST RATE (Section 1.2):    A rate equal to the "Prime Rate" in effect from
                                time to time. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime

SILICON VALLEY BANK                  SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

LOAN ORIGINATION FEE
(Section 1.3):                  See Amendment to Loan Agreement of even date
                                herewith.

MATURITY DATE
(Section 5.1):                  JULY 5, 1998.

PRIOR NAMES OF BORROWER
(Section 3.2):                  EMULEX MICRO DEVICES (EMD) A DIVISION OF EMULEX
                                CORPORATION

TRADE NAMES OF BORROWER
(Section 3.2):                  NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                  5589 WINFIELD BLVD., SUITE 204, SAN JOSE,
                                CA 95123
                                150 INDUSTRIAL AVE. EAST, SUITE 39,
                                LOWELL, MA 01852


MATERIAL ADVERSE LITIGATION
(Section 3.10):                 NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                  Without Silicon's prior written consent,
                                Borrower may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $1,000,000 in any fiscal year and (ii) make employee loans in an aggregate amount outstanding at any time not to exceed $50,000.

FINANCIAL COVENANTS
(Section 4.1): Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

      QUICK ASSET RATIO:        Borrower shall maintain a ratio of "Quick
                                Assets" to current liabilities of not less than
                                1.50 to 1.

      TANGIBLE NET WORTH:       Borrower shall maintain a tangible net worth of
                                not less than $23,000,000.

      DEBT TO TANGIBLE
      NET WORTH RATIO:          Borrower shall maintain a ratio of total
                                liabilities to tangible net worth of not more than 1.00 to 1.

      PROFITABILITY             Borrower shall not incur a loss (after taxes)
                                for any fiscal quarter during the term hereof, other than for a loss (after taxes) in a single fiscal quarter which loss (after taxes) may not exceed $750,000; and Borrower shall not incur a loss (after taxes) for any fiscal year.

      DEFINITIONS:              "Current assets," and "current liabilities"
                                shall have the meanings ascribed to them in accordance with generally accepted accounting principles.

                                "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises.

                                "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

SILICON VALLEY BANK                  SCHEDULE TO LOAN AND SECURITY AGREEMENT

      DEFERRED REVENUES:        For purposes of the above quick asset ratio
                                deferred revenues shall not be counted as current liabilities. For purposes of the above debt to tangible net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

      SUBORDINATED DEBT:        "Liabilities" for purposes of the foregoing
                                covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
(Section 4.1):                  Borrower shall at all times comply with all of
                                the following additional covenants:

                                1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon, provided that the foregoing shall not restrict the Borrower's establishment of investment accounts at other institutions.

                                2. MONTHLY BORROWING BASE CERTIFICATE AND
                                LISTING. At all times that any Loans are outstanding, within 20 days after the end of each month, Borrower shall provide Silicon with a Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable. At such times that Borrower is requesting a Loan when no Loans are then outstanding, Borrower shall provide to Silicon a Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts within five (5) days of Silicon's making of any such Loan. Notwithstanding the foregoing, on and after the consummation of the Additional Equity Transaction (as defined in paragraph 5 below), Borrower shall not be required to submit to Silicon any of the documentation referred to in this paragraph, regardless of the outstanding Loan status.

                                3. INDEBTEDNESS. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $3,500,000 on an annual basis, and
                                (iii) the creation of trade payable obligations in the ordinary course of business.

                                4. SEC FILINGS AND COMMUNICATIONS. Without limitation of the provisions of Section 3.7 hereof, Borrower agrees to provide to Silicon all filings made with the Securities and Exchange Commission (the "SEC"), and copies of all notices or other communication from the SEC, within 5 days of such filing or receipt of such notice or other communication.

                                5. UCC-1 NOT TO BE FILED ABSENT DEFAULT. Silicon shall not file the UCC-1 Financing Statements provided to Silicon unless any Obligations are outstanding and an Event of Default has occurred, provided that upon the consummation of the Additional Equity Transaction (as defined below), Silicon agrees that such UCC-1 Financing Statements shall be returned to the Borrower and shall be deemed terminated.

                                "Additional Equity Transaction" means an equity financing transaction by the Borrower from which it has received at least $20,000,000 in net proceeds.

                                6. COLLATERAL ASSIGNMENT REGARDING INTELLECTUAL PROPERTY COLLATERAL. Borrower has executed and delivered to Silicon three originals of Silicon's standard form of security agreement relating to Collateral consisting of intellectual property items, which form is entitled "Collateral Assignment, Patent Mortgage and Security Agreement" (the "Copyright Assignment"), provided that Silicon agrees not to record the Copyright Assignment with the United States Patent and Trademark office or with the United States Copyright office until an Event of Default has occurred and any Obligations are outstanding, provided, further, it is understood and agreed that the terms and provisions of the Copyright Assignment shall not be considered to be effective until the satisfaction of the Section 2.2A Condition. In connection therewith, at such time that Silicon seeks to so record such agreement, Borrower agrees to effect registration with the United States Copyright office of Collateral consisting of copyrightable subject matter in accordance with the provisions set forth in the Copyright Assignment, and, without limitation of the other obligations of Borrower herein and therein, to take all other actions in order to assist Silicon in the perfection of its security interest in such items of Collateral. Notwithstanding the foregoing, it is understood and agreed that upon the

SILICON VALLEY BANK                  SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                consummation of an Additional Equity Transaction the Copyright Assignment shall be returned to the Borrower and shall be deemed terminated.

                                7. NEGATIVE PLEDGE. Except as otherwise
                                permitted hereunder (including without
                                limitation the incurrence of Permitted Liens as set forth in Section 3.4 of this Agreement), Borrower shall not hereafter grant a security interest in any of its present or future Collateral, other than for liens on capital equipment relating to obligations incurred pursuant to paragraph 3 above.

   BORROWER:

   QLOGIC CORPORATION



BY:   /s/ THOMAS R. ANDERSON
      ---------------------------------
      PRESIDENT OR VICE PRESIDENT




BY:   /s/ MICHAEL R. MANNING
      ---------------------------------
      SECRETARY OR ASS'T SECRETARY




   SILICON:

   SILICON VALLEY BANK


BY:   /s/ MICHAEL P. QUAIN
      ---------------------------------
      VICE PRESIDENT

                                             SILICON LOAN DOCUMENTS


   CERTIFIED RESOLUTION  -.R

SILICON VALLEY BANK

CERTIFIED RESOLUTION

BORROWER:      QLOGIC CORPORATION, A CORPORATION
               ORGANIZED UNDER THE LAWS OF THE STATE OF
               DELAWARE

ADDRESS:       3545 HARBOR BOULEVARD, P.O. BOX 5001
               COSTA MESA, CALIFORNIA  92628

DATED AS OF:   JULY 6, 1997

           I, the undersigned, Secretary or Assistant Secretary of the above-named borrower, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

      RESOLVED, that this corporation borrow from Silicon Valley Bank ("Silicon"), from time to time, such sum or sums of money as, in the judgment of the officer or officers hereinafter authorized hereby, this corporation may require.

      RESOLVED FURTHER, that any officer of this corporation be, and he or she is hereby authorized, directed and empowered, in the name of this corporation, to execute and deliver to Silicon, and Silicon is requested to accept, the loan agreements, security agreements, notes, financing statements, and other documents and instruments providing for such loans and evidencing and/or securing such loans, with interest thereon, and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said loan agreements, security agreements, and other documents and instruments.

      RESOLVED FURTHER, that said authorized officers be and they are hereby authorized, directed and empowered, as security for any and all indebtedness of this corporation to Silicon, whether arising pursuant to this resolution or otherwise, to grant, transfer, pledge, mortgage, assign, or otherwise hypothecate to Silicon, or deed in trust for its benefit, any property of any and every kind, belonging to this corporation, including, but not limited to, any and all real property, accounts, inventory, equipment, general intangibles, instruments, documents, chattel paper, notes, money, deposit accounts, furniture, fixtures, goods, and other property of every kind, and to execute and deliver to Silicon any and all grants, transfers, trust receipts, loan or credit agreements, pledge agreements, mortgages, deeds of trust, financing statements, security agreements and other hypothecation agreements, which said instruments and the note or notes and other instruments referred to in the preceding paragraph may contain such provisions, covenants, recitals and agreements as Silicon may require and said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

      RESOLVED FURTHER, that Silicon may conclusively rely upon a certified copy of these resolutions and a certificate of the Secretary or Ass't Secretary of this corporation as to the officers of this corporation and their offices and signatures, and continue to conclusively rely on such certified copy of these resolutions and said certificate for all past, present and future transactions until written notice of any change hereto or thereto is given to Silicon by this corporation by certified mail, return receipt requested.

SILICON VALLEY BANK                            LOAN AND SECURITY AGREEMENT

           The undersigned further hereby certifies that the following persons are the duly elected and acting officers of the corporation named above as borrower and that the following are their actual signatures:

NAMES                         OFFICE(S)                ACTUAL SIGNATURES
-----                         ---------                -----------------

________________________      ______________________   X________________________

________________________      ______________________   X________________________

________________________      ______________________   X________________________

________________________      ______________________   X________________________


           IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary or Assistant Secretary on the date set forth above.

                                            --------------------------------
                                            Secretary or Assistant Secretary

           2.7 GRANT DATE. "Grant Date" means the first day of each Offering Period (February 1, May 1, August 1 and November 1) under the Plan. However, for the first Offering Period, the Grant Date shall be the Effective Date.

           2.8 OFFERING PERIOD. "Offering Period" means the three-month periods from February 1 through April 30, May 1 through July 31, August 1 through October 31, and November 1 through January 31 of each calendar year. The first Offering Period shall commence on the Effective Date and end October 31, 1998.

           2.9 5% OWNER. "5% Owner" means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

           2.10 PARTICIPANT. "Participant" means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

           2.11 PURCHASE DATE. "Purchase Date" means the last day of each Offering Period (April 30, July 31, October 31, or January 31).

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

           3.1 ELIGIBILITY. Each Employee of the Company, or any Designated Subsidiary, who has attained age eighteen (18) on the Entry Date and who regularly works at least 30 hours per week for more than five months per year in the rendition of personal services to the Company may become a Participant in the Plan on the Entry Date coincident with or next following his satisfaction of such requirements of employment with the Company.

           3.2 PARTICIPATION. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Administrator of the Company of a stock purchase agreement provided by the Company (the "Stock Purchase Agreement") authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Entry Date coincident with or next following the filing of the Participant's Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Stock Purchase Agreement providing for a change in the Participant's payroll deduction rate under Section 5.2.

           3.3 SPECIAL RULES. Under no circumstances shall:

                     a. A 5% Owner be granted an option to purchase Company Stock under the Plan;

                     b. A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. "Aggregate Maximum" means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Grant Date) during each calendar year; or

                     c. The number of shares of Company Stock purchasable by a Participant in any calendar year shall not exceed 5,000 shares, subject to periodic adjustments under Section 10.4.

                                    ARTICLE 4

                                OFFERING PERIODS

           4.1 OFFERING PERIODS. The initial grant of the right to purchase Company Stock under the Plan shall occur on the Effective Date and terminate on October 31, 1998. Thereafter, the Plan shall provide for Offering Periods commencing on each Grant Date and terminating on the next following Purchase Date.

                                    ARTICLE 5

                               PAYROLL DEDUCTIONS

           5.1 PARTICIPANT ELECTION. Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 10%, which percentage may be increased or decreased from time to time in the discretion of the Administrator, but in no event shall the maximum amount be increased to an amount in excess of 15% of Compensation. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Grant Date and shall continue until terminated or altered in accordance with Section 5.2 below.

           5.2 CHANGES IN ELECTION. Any Participant may change any election (increase or decrease the rate of payroll deductions) under this Section one time during any Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change at least 15 days prior to the end of the Offering Period. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company's payroll practices) following the delivery of the new Stock Purchase Agreement.

           5.3 PARTICIPANT ACCOUNTS. The Company shall establish and maintain a separate account ("Account") for each Participant. The amount of each Participant's payroll deductions shall be credited to his Account. Subject to
Section 11.2, no interest will be paid or allowed on amounts credited to a Participant's Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

                                    ARTICLE 6

                                 GRANT OF OPTION

           6.1 OPTION TO PURCHASE SHARES. On each Grant Date, each Participant shall be granted an option to purchase at the price determined under Section 6.2 that number of shares and partial shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, such amounts shall remain in the Participant's Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

           6.2 PURCHASE PRICE. The purchase price for any Offering Period shall be the lesser of:

                     a. 85% of the Fair Market Value of Company Stock on the Grant Date; or

                     b. 85% of the Fair Market Value of Company Stock on the Purchase Date.

           6.3 FAIR MARKET VALUE. "Fair Market Value" shall mean the value of one share of Company Stock, determined as follows:

                     a. If the Company Stock is then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq National Market System or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the Nasdaq National Market System or such exchange on the next preceding day on which a sale occurred.

                     b. If the Company Stock is not then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

                     c. If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

                                    ARTICLE 7

                                PURCHASE OF STOCK

           7.1 EXERCISE OF OPTION.

                     a. On each Purchase Date, the Participant will be deemed to exercise the option expiring on that Purchase Date. Notwithstanding the above, a Participant may exercise any option granted to him or her under the Plan on any Purchase Date during the Offering Period by executing and delivering the appropriate form to the Administrator. In addition, a Participant may direct the Company not to purchase Company Stock on the last Purchase Date in the Offering Period, but to continue to hold and accumulate the amounts in the Participant's account until the next Offering Period.

                     b. Upon exercise of an option, the Plan shall purchase on behalf of each Participant the maximum number of full shares of Company Stock subject to such option at the option price determined under Section 6.2 above as can be purchased with the amounts held in each Participant's Account. Any amounts remaining in a Participant's Account shall be held in the Participant's Account and carried forward for the rest of the Offering Period or to the next Offering Period.

           7.2 DELIVERY OF COMPANY STOCK. The time of issuance and delivery of the shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

                                    ARTICLE 8

                                   WITHDRAWAL

           8.1 IN SERVICE WITHDRAWALS. At any time prior to the Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to the Administrator a written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant's Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. A reduction in contributions to zero during any Offering Period with an instruction to hold the funds in a Participant's Account to purchase shares as of the Close of the Offering Period shall not be deemed a withdrawal. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period, but may then be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.

           8.2 TERMINATION OF EMPLOYMENT.

                     a. In the event that a Participant's employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant's Account shall be paid to the Participant or his beneficiary in cash, without interest.

                     b. A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant's Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above.

                     c. Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Administrator may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Administrator shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Administrator, the Administrator, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate.

                                    ARTICLE 9

                               PLAN ADMINISTRATION

           9.1 PLAN ADMINISTRATION.

                     a. Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the "Board") for the Company, or a committee ("Committee") thereof. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" shall mean the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The initial Administrator of the Plan shall be the Compensation Committee of the Board of Directors. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

                     b. In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

                               (i)  To designate agents to carry out
responsibilities relating to the Plan;

                               (ii) To administer, interpret, construe and apply
this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

                               (iii) To establish rules and procedures from time
to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                               (iv) To perform or cause to be performed such
further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

                     c. Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

           9.2 LIMITATION ON LIABILITY. No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

                                   ARTICLE 10

                                  COMPANY STOCK

           10.1 LIMITATIONS ON PURCHASE OF SHARES. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Administrator shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant if necessary.

           10.2 VOTING COMPANY STOCK. The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

           10.3 REGISTRATION OF COMPANY STOCK. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

           10.4 CHANGES IN CAPITALIZATION OF THE COMPANY. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the purchase price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any option granted hereunder.

           10.5 MERGER OF COMPANY. In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of options theretofore granted or the substitution for such options of new options covering the shares of a successor corporation, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding options not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such options shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

                                   ARTICLE 11

                              MISCELLANEOUS MATTERS

           11.1 AMENDMENT AND TERMINATION. The Plan shall terminate on December 31, 2008. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

                     a. Increase the number of shares of Company Stock that may be issued under the Plan;

                     b. Materially modify the requirements as to eligibility for participation in the Plan; or

                     c. Materially increase the benefits which accrue to Participants under the Plan.

           11.2 STOCKHOLDER APPROVAL. Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within six (6) months before or after the date the Plan is adopted by the Board. In the event the stockholders of the Company do not approve the Plan, the Company shall return to each Participant the funds paid by such Participant to purchase options, with interest at a rate of five percent (5%).

           11.3 BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

           11.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

           11.5 GOVERNING LAW. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

           11.6 NON-BUSINESS DAYS. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

           11.7 COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any provision of the Plan, the Administrator shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934.